                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-12

                               ANDRX CORPORATION
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-
      11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                               ANDRX CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 2001

To the Stockholders of Andrx Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Andrx Corporation, a Delaware corporation ("Andrx Corporation"), will be held at the Fort Lauderdale Airport Hilton, 1870 Griffin Road, Dania, Florida 33004, at 9:00 A.M., on July 30, 2001 for the following purposes:

     1.  To elect three directors of Andrx Corporation to serve until 2004;

     2. To consider and vote upon a proposal to approve an amendment to Andrx Corporation's Certificate of Incorporation to effect a reverse stock split of Andrx Corporation's - Cybear Group common stock, par value $0.001 per share ("Cybear common stock"), whereby Andrx Corporation will issue one new share of Cybear common stock in exchange for not less than two nor more than five shares of the outstanding shares of Cybear common stock;

     3. To consider and vote upon a proposal to approve the adoption of an Employee Stock Purchase Plan;

     4. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as Andrx Corporation's independent certified public accountants for the fiscal year ending December 31, 2001; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on June 20, 2001 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                    By Order of the Board of Directors,



                                    Scott Lodin, Secretary
Fort Lauderdale, Florida
June 25, 2001

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                               ANDRX CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 30, 2001

                             _____________________

                                PROXY STATEMENT
                             _____________________

                    TIME, DATE AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Andrx Corporation, a Delaware corporation ("Andrx Corporation"), of proxies from the holders of Andrx Corporation - Andrx Group common stock, par value $0.001 per share ("Andrx common stock") and Andrx Corporation - Cybear Group common stock, par value $0.001 per share ("Cybear common stock," and collectively with the Andrx common stock, the "Common Stock"), for use at the Annual Meeting of Stockholders of Andrx Corporation to be held at 9:00 A.M., on July 30, 2001, at the Fort Lauderdale Airport Hilton, 1870 Griffin Road, Dania, Florida 33004, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.

     The Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about June 25, 2001. Stockholders should review the information provided herein in conjunction with Andrx Corporation's Annual Report to Stockholders which accompanies this Proxy Statement. Andrx Corporation's principal executive offices are located at 4955 Orange Drive, Davie, Florida 33314, and its telephone number is (954) 584-0300.

                         INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of Andrx Corporation's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with Andrx Corporation's Secretary at Andrx Corporation's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Andrx Corporation at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by Andrx Corporation. In addition to the use of mail, employees of Andrx Corporation may solicit proxies personally and by telephone. Andrx Corporation's employees will receive no compensation for soliciting proxies other than their regular salaries. Andrx Corporation may engage the use of a proxy solicitor to solicit proxies in connection with the Annual Meeting. The cost of any proxy solicitor will be borne by Andrx Corporation. Andrx Corporation may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Andrx Corporation may reimburse such persons for their expenses in so doing.

                        PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, Andrx Corporation's stockholders will consider and vote upon the following matters:

     1.   To elect three directors of Andrx Corporation to serve until 2004;

     2. To consider and vote upon a proposal to approve an amendment to Andrx Corporation's Certificate of Incorporation to effect a reverse stock split of the Cybear common stock, whereby Andrx Corporation will issue one new share of Cybear common stock in exchange for not less than two nor more than five shares of the outstanding shares of Cybear common stock;

     3. To consider and vote upon a proposal to approve the adoption of an Employee Stock Purchase Plan;

     4. To ratify the appointment of Arthur Andersen LLP as Andrx Corporation's independent certified public accountants for the fiscal year ending December 31, 2001; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, those shares will be voted in accordance with the specification so made.

                                REORGANIZATION

     On September 7, 2000, Andrx Corporation completed a plan of merger and reorganization (the "Reorganization") whereby it acquired the outstanding equity of its Cybear Inc. subsidiary that it did not own, reincorporated in Delaware and created two new classes of common stock:

     . "Andrx common stock" to track the performance of Andrx Group which includes Andrx Corporation and subsidiaries, other than its ownership of Cybear Inc., its subsidiaries and certain potential future Internet businesses of Andrx Corporation (the "Andrx Group"); and

     . "Cybear common stock" to track the performance of Cybear Group which includes Cybear Inc., its subsidiaries and certain potential future Internet businesses of Andrx Corporation (the "Cybear Group").

     As used in this Andrx Corporation Proxy Statement, the words "Andrx Corporation" or the "Company" refer to Andrx Corporation and all of its subsidiaries taken as a whole. "Management" and "Board of Directors" refer to the management and board of directors of Andrx Corporation. "Andrx" refers to Andrx Corporation and all of its subsidiaries other than Cybear Inc. prior to the Reorganization, and to the Andrx Group following the Reorganization. "Cybear" refers to Cybear Inc. and its subsidiaries prior to the Reorganization and to the Cybear Group following the Reorganization.

     Holders of Andrx common stock and Cybear common stock are stockholders of Andrx Corporation, have no specific rights to assets designated to Andrx or Cybear and are subject to all the risks and uncertainties of Andrx Corporation detailed herein or detailed from time to time in Andrx Corporation's filings with the U.S. Securities and Exchange Commission (the "Commission").

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on June 20, 2001 as the record date (the "Record Date") for determining stockholders of Andrx Corporation entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were ___________ shares of Andrx common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting and ___________ shares of Cybear common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

     Each share of Andrx common stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Each outstanding share of Cybear common stock shall have a number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places) of the average market value of one share of Cybear common stock (on the Nasdaq National Market ("Nasdaq")) during the 20-trading days ending on the tenth trading day prior to the Record Date divided by the average market value of a share of Andrx common stock (on Nasdaq) during such 20-trading days (provided, however, that in the event the foregoing formula resulted in the holders of Cybear common stock holding in excess of 30% of the total voting power of all outstanding shares of Common Stock, the vote of each share of Cybear common stock shall be reduced such that all of the outstanding shares of Cybear common stock in the aggregate represent 25% of the total voting power of all outstanding shares of Common Stock).

     Based on the foregoing formula, each share of Cybear common stock is entitled to ____ vote on each matter submitted to stockholders for approval at the Annual Meeting. The total voting power (the "Voting Power") that holders of Andrx common stock represent and the holders of Cybear common stock represent is ___% and ___%, respectively. The attendance, in person or by proxy, of the holders of a majority of the Voting Power of Common Stock is necessary to constitute a quorum. Directors will be elected by plurality of the Voting Power from the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the Voting Power of Common Stock represented in person or by proxy at the Annual Meeting will be required for the approval of the other proposals covered by this Proxy Statement, and any other matter that may be submitted to a vote of the stockholders. If less than a majority of the Voting Power entitled to vote is represented at the Annual Meeting, a majority of the Voting Power so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, Andrx Corporation will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Andrx common stock and Cybear common stock represented at the meeting, the Voting Power of Andrx common stock and Cybear common stock, respectively, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, by (i) each person or entity known by Andrx Corporation to beneficially own more than 5% of the outstanding shares of Andrx common stock and Cybear common stock, respectively;
(ii) each director of Andrx Corporation; (iii) each of the Named Executive Officers (as defined below in "Executive Compensation - Summary Compensation Table"); and (iv) all directors and executive officers of Andrx Corporation as a group.

                                         Number of Shares      % of Class      Number of Shares         % of Class
                                        Beneficially Owned    Outstanding     Beneficially Owned       Outstanding
Name and Address                              Andrx              Andrx              Cybear            Cybear Common
of Beneficial Owner (1)                    Common Stock       Common Stock       Common Stock            Stock(2)
------------------------------------    ------------------    ------------    ------------------      -------------
Directors and Executive Officers
Alan P. Cohen.......................        3,150,388(3)             4.5           789,902(4)               3.2
Chih-Ming J. Chen, Ph.D.............        5,294,821(5)             7.5           918,006(6)               3.7
Elliot F. Hahn, Ph.D................        1,377,060(7)             2.0           220,200(8)               *
Scott Lodin.........................           84,000(9)             *              56,104(10)              *
Angelo C. Malahias..................           98,700(11)            *              44,715(12)              *
Timothy E. Nolan....................           60,000(13)            *             141,045(14)              *
Melvin Sharoky, M.D.................          139,320(15)            *             404,250(16)              1.6
Tamara A. Baum......................               --               --                  --                  --
Lawrence J. DuBow...................           45,000(17)            *               6,701(18)              *
Irwin C. Gerson.....................           50,000(19)            *              13,195(20)              *
Michael A. Schwartz, Ph.D...........           73,400(21)            *              13,937(22)              *
All directors and executive.........
  Officers as a group...............
  (11 persons)......................       10,372,689(23)           14.5         2,608,055(24)             10.4
5% or Greater Holders
Janus Capital Corporation
 100 Fillmore Street
 Denver, CO 91720 (23)..............        4,353,100                6.2                  (25)              (25)
The TCW Group, Inc.
 865 South Figueroa Street
 Los Angeles, CA 90017 (24).........        3,702,458                5.3                  (26)              (26)
Accenture LLP
 c/o Merrill Lynch
 5500 Sears Tower
 Chicago, IL  60606.................               --                 --         1,342,038                  5.5

____________________

*    Less than 1%

(1) Except as indicated, the address of each person named in the table is c/o Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock that such persons have the right to acquire a beneficial interest within 60 days from the date of this Report based on 69,918,386 shares of Andrx common stock and 24,625,119 shares of Cybear common stock issued and outstanding as of June 10, 2001.
(2) Does not include up to an additional 2,346,300 shares of Cybear common stock, which may be issued to former Mediconsult.com, Inc. stockholders on or before July 2, 2001, subject to the satisfaction of certain conditions.
(3) Represents 17,500 shares of Andrx common stock held jointly by Mr. Cohen and his spouse, 3,032,888 shares of Andrx common stock held in family limited partnerships and 100,000 shares of Andrx common stock issuable upon the exercise of stock options.
(4) Represents 3,500 shares of Cybear common stock owned directly by Mr. Cohen, 2,606 shares of Cybear common stock held jointly by Mr. Cohen and his spouse, 746,791 shares of Cybear common stock held in family limited partnerships and 37,005 shares of Cybear common stock issuable upon the exercise of stock options.
(5) Represents 46,121 shares of Andrx common stock owned directly by Dr. Chen, 4,226,145 shares of Andrx common stock held by limited partnerships for which Dr. Chen is an officer of the corporate general partner, 104,555 shares of Andrx common stock held by a charitable family foundation, 900,000 shares of Andrx common stock issuable upon the exercise of stock options, and 18,000 shares of Andrx common stock issuable upon the exercise of stock options held by Dr. Chen's spouse.
(6) Represents 6,881 shares of Cybear common stock owned directly by Dr. Chen, 769,630 shares of Cybear common stock held by limited partnerships for which Dr. Chen is an officer of the corporate general partner, 4,000 shares of Cybear common stock owned jointly by Dr. Chen and his spouse, 713 shares of Cybear common stock held by a charitable family foundation, 134,100 shares of Cybear common stock issuable upon the exercise of stock options, and 2,682 shares of common stock issuable upon the exercise of stock options held by Dr. Chen's spouse.
(7) Represents 27,000 shares of Andrx common stock owned directly by Dr. Hahn, 154,780 shares of Andrx common stock held in a trust for the benefit of Dr. Hahn's spouse, 1,122,280 shares of Andrx common stock held in a family foundation and 73,000 shares of Andrx common stock issuable upon the exercise of stock options.
(8) Represents 26,206 shares of Cybear common stock held in a trust for the benefit of Dr. Hahn's spouse, 179,094 shares held in a family foundation and 14,900 shares of Cybear common stock issuable upon the exercise of stock options.
(9) Represents 84,000 shares of Andrx common stock issuable upon the exercise of the stock options.
(10) Represents 10,500 shares of Cybear common stock owned directly by Mr. Lodin, 1,000 shares of Cybear common stock held as custodian for his minor children and 44,604 shares of Cybear common stock issuable upon the exercise of stock options.
(11) Represents 3,200 shares of Andrx common stock held as custodian for his minor children and 95,500 shares of Andrx common stock issuable upon the exercise of stock options.
(12) Represents 1,200 shares owned directly by Mr. Malahias, 476 shares held as custodian for his minor children and 43,039 shares of common stock issuable upon the exercise of stock options.
(13) Represents 60,000 shares of Andrx common stock issuable upon the exercise of stock options.
(14) Represents 35,000 shares of Cybear common stock owned directly by Mr. Nolan and 106,045 shares of Cybear common stock issuable upon the exercise of stock options.
(15) Represents 3,320 shares of Andrx common stock held by Dr. Sharoky as a custodian for his minor children, 20,000 shares of Andrx common stock held in Dr. Sharoky's IRA and 116,000 shares of Andrx common stock issuable upon the exercise of stock options.
(16) Represents 358,409 shares of Cybear common stock owned directly by Dr. Sharoky, 494 shares of Cybear common stock held by Dr. Sharoky as custodian for his minor children, 2,978 shares of Cybear common stock held in Dr. Sharoky's IRA and 42,369 shares of Cybear common stock issuable upon the exercise of the stock options.
(17) Represents 40,000 shares of Andrx common stock owned directly by Mr. DuBow and 5,000 shares of Andrx common stock issuable upon the exercise of stock options.
(18) Represents 5,956 shares of Cybear common stock owned directly by Mr. DuBow and 745 shares of Cybear common stock issuable upon the exercise of stock options.
(19) Represents 50,000 shares of Andrx common stock issuable upon the exercise of the stock options.
(20) Represents 2,000 shares of Cybear common stock held directly by Mr. Gerson, 3,000 shares of Cybear common stock held jointly by Mr. Gerson and his spouse, and 8,195 shares of Cybear common stock issuable upon the exercise of stock options.
(21) Represents 900 shares of Andrx common stock owned directly by Dr. Schwartz and 72,500 shares of Andrx common stock issuable upon exercise of stock options.
(22) Represents 3,134 shares of Cybear common stock owned directly by Dr. Schwartz and 10,803 shares of Cybear common stock issuable upon exercise of stock options.
(23) Includes 1,574,000 shares of Andrx common stock issuable upon the exercise of stock options.
(24) Includes 743,339 shares of Cybear common stock issuable upon the exercise of stock options.
(25) Based solely on information contained in Schedule 13G and dated February 15, 2001 filed with the Commission. Janus Capital Corporation did not disclose the number of shares of Cybear common stock owned by it in its
     Schedule 13G dated February 15, 2001.
(26) Based solely on information contained in Schedule 13G and dated February 15, 2001 filed with the Commission. The TCW Group did not disclose the number of shares of Cybear common stock owned by it in its Schedule 13G dated February 15, 2001.

                             ELECTION OF DIRECTORS

     Andrx Corporation's Certificate of Incorporation provides that the Board of Directors be divided into three classes. Each class of directors serves a staggered three-year term. Elliot F. Hahn, Ph.D., Timothy E. Nolan and Lawrence
J. DuBow hold office until the 2001 Annual Meeting. Alan C. Cohen, Tamara A. Baum and Melvin Sharoky, M.D., hold office until the 2002 Annual Meeting. Dr. Chih-Ming J. Chen, Irwin C. Gerson and Michael A. Schwartz, Ph.D., hold office until the 2003 Annual Meeting.

     At the Annual Meeting, three directors will be elected by the stockholders to serve until the Annual Meeting to be held in 2004 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to Andrx Corporation, will be voted FOR the election of directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

Nominees

     The persons nominated as directors are as follows:

Name                              Age                Position with Andrx Corporation
-------------------------------  -----  ------------------------------------------------------------
Elliot F. Hahn, Ph.D. (1)......   56    President and Director
Timothy E. Nolan...............   45    President and Chief Operating Officer of Cybear and Director
Lawrence J. DuBow (2)..........   69    Director

-------------------------------
(1) Member of Executive Committee
(2) Member of Compensation Committee

     Dr. Elliot F. Hahn has been President and a director of Andrx Corporation since February 1993. From June 1990 to February 1993, Dr. Hahn was employed as Vice President, Scientific Affairs of IVAX Corporation ("IVAX"), where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX. From 1988 to 1993, Dr. Hahn also served as the Vice President of Research of Baker Norton Pharmaceuticals, a subsidiary of IVAX. Prior to that, he was an Associate Professor at The Rockefeller University from 1977 to 1988. From 1972 until 1977, Dr. Hahn was an Assistant Professor at Albert Einstein College of Medicine and a member of the Institute for Steroid Research at Montefiore Hospital in New York City. Since 1988, he has been an adjunct Associate Professor at the University of Miami School of Medicine. Dr. Hahn holds a B.S. degree from City College of New York and a Ph.D. degree in chemistry from Cornell University. Dr. Hahn also serves as a director of Delta Pharmaceutical, Inc.

     Timothy E. Nolan has been a director of Andrx Corporation since March 2000. Mr. Nolan has been President and Chief Operating Officer of Cybear since March 2000. Mr. Nolan also was a director of Cybear from June 1999 until the Reorganization. From 1985 to March 2000, Mr. Nolan was employed by Aetna U.S. Healthcare, most recently as senior vice president of Aetna U.S. Healthcare in charge of the field organization. Pursuant to the terms of the Reorganization, Mr. Nolan is Cybear's designee to the Board of Directors.

     Lawrence J. DuBow, a director of Andrx Corporation since April 2000, has been Chairman and Chief Executive Officer of HMS Sales and Marketing, Inc. which is presently engaged in marketing pharmaceutical products, since he founded it in 1991. Since 1957, he has been engaged in various capacities within the pharmaceutical industry. Mr. DuBow was the former President of the Drug Wholesalers' Association and a former Chairman of the National Wholesale Druggists' Association.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below is certain information concerning the directors who are not currently standing for election and the executive officers who are not directors:

                                                                                          Year Current
Name                                  Age        Position with Andrx Corporation           Term Expires
-------------------------------     ------    ---------------------------------------   ------------------
Alan P. Cohen (1)..............       46         Co-Chairman, Chief Executive                  2002
                                                 Officer and Director

Chih-Ming J. Chen, Ph.D.(1)....       49         Co-Chairman, Chief Scientific                 2003
                                                 Officer and Director

Scott Lodin....................       45         Executive Vice President, General             N/A
                                                 Counsel and Secretary

Angelo C. Malahias.............       39         Vice President and Chief Financial            N/A
                                                 Officer

Melvin Sharoky, M.D. (2).......       50         Executive Director and Director               2002

Tamara A. Baum (3).............       48         Director                                      2002

Irwin C. Gerson (3)............       71         Director                                      2003

Michael A. Schwartz, Ph.D. (3).       70         Director                                      2003

_______________________________
(1)  Member of Executive Committee.
(2)  Member of Compensation Committee.
(3)  Member of Audit Committee.

     Alan P. Cohen is Co-Chairman of the Board of Directors, Chief Executive Officer and a director of Andrx Corporation, which he founded in August 1992. Mr. Cohen was the Chairman and a director of Cybear from February 1997 through August 1998, when he resigned as Chairman and remained a director until the Reorganization. In 1984, Mr. Cohen founded Best Generics, Inc., or Best, a bioequivalent drug distribution firm, which was sold to IVAX Corporation in 1988. Mr. Cohen served as President of Best from April 1989 until June 1990. Mr. Cohen is a graduate of the University of Florida and is a registered pharmacist. In June 2001, Mr. Cohen led a group of investors who purchased the National Hockey League's Florida Panthers.

     Dr. Chih-Ming J. Chen has been Co-Chairman of the Board of Directors since November 1998 and the Chief Scientific Officer and a director since November 1992. In January 1992, Dr. Chen formed his own company, ASAN Labs, Inc., which was acquired by Andrx in November 1992. Dr. Chen served as the Director of Product Development at IVAX from 1988 to 1992, where he was the leader of a research team which specialized in the development of drug formulations, including several controlled-release products. After graduating with a Ph.D. degree in pharmaceutics from Ohio State University in 1981, Dr. Chen worked at Bristol-Myers and Berlex Labs.

     Scott Lodin joined Andrx Corporation in January 1994 and is its Executive Vice President, General Counsel and Secretary. Mr. Lodin was the Secretary and a director of Cybear from February 1997 until the Reorganization. Prior to joining Andrx Corporation, Mr. Lodin was Special Counsel to Hughes, Hubbard & Reed and a predecessor firm in Miami, Florida, where he practiced primarily in the areas of corporate and commercial law.

     Angelo C. Malahias joined Andrx Corporation as its Vice President and Chief Financial Officer in January 1996. Mr. Malahias was a director of Cybear from April 1999 until the Reorganization. From January 1995 to January 1996, Mr. Malahias was Vice President and Chief Financial Officer of Circa Pharmaceuticals, Inc., where he also served as Corporate Controller from July 1994 to January 1995. From 1983 to July 1994, Mr. Malahias was employed by KPMG LLP.

     Dr. Melvin Sharoky, a director of Andrx Corporation since November 1995, joined Andrx Corporation as Executive Director on March 1, 1999. Dr. Sharoky was a director of Cybear from April 1999 until the Reorganization. Dr. Sharoky is also president of Somerset Pharmaceuticals Inc., a privately owned company which is a joint venture between Watson Pharmaceuticals, Inc. ("Watson") and Mylan Pharmaceuticals, Inc. Dr. Sharoky was a director of Watson from July 1995 to May 1998. From July 1995 through January 1998, Dr. Sharoky was President of Watson. From February 1993 through January 1998, Dr. Sharoky served as the President and Chief Executive Officer of Circa. From November 1995 to May 1998, Dr. Sharoky served on Andrx's Board of Directors as the designee of Watson.

     Tamara A. Baum was appointed a director of Andrx Corporation in April 2001. Prior to retiring, from 1994 until 1999, Ms. Baum was Managing Director, Global Head of Health Care Finance for Warburg Dillon Read. From 1989 until 1994, Ms. Baum was Managing Director, Co-Head Health Care Group for Kidder, Peabody & Co., Incorporated. From 1983 until 1989, Ms. Baum, was the Director of Corporate Finance - Health Care for Prudential-Bache Capital Funding.

     Irwin C. Gerson, a director of Andrx Corporation since November 1993, was the Chairman of the Lowe McAdams Healthcare division of the Interpublic Group (formerly William Douglas McAdams, Inc.), a healthcare marketing, communications and public relations company, from 1987 through December 1998. Mr. Gerson is a member of the board of trustees of several academic institutions, including Long Island University, Albany College of Pharmacy and is Chairman of the Council of Overseers of the Arnold and Marie Schwartz College of Pharmacy. Mr. Gerson is also a director of Cytoclonal Pharmaceutics, Inc., a biotechnology company.

     Dr. Michael A. Schwartz, a director of Andrx Corporation since November 1993, is currently Dean Emeritus and a Professor at the College of Pharmacy at the University of Florida having served as Dean of that college from April 1978 through May 1996.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Andrx Corporation's executive officers, directors and holders of more than 10% of the Andrx common stock or Cybear common stock, to file reports of ownership and changes in ownership with the Commission and Nasdaq. Such persons are required to furnish Andrx Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, Andrx Corporation believes that, with respect to 2000, all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except for Dr. Sharoky's Form 4 for September 2000 which was filed late in February 2001.

Meetings and Committees of the Board of Directors

     During 2000, the Board of Directors held five formal meetings and did not take any action by written consent. During 2000, no director attended fewer than 75% of the number of meetings of the Board of Directors and each Committee of the Board of Directors held during the period such director served on the Board.

     The only standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a nominating or similar committee.

     The Audit Committee is presently comprised of Tamara A. Baum, Irwin C. Gerson and Michael A. Schwartz, Ph.D. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of Andrx Corporation's independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing Andrx Corporation's significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee is composed of outside directors who are not officers or employees of Andrx Corporation or its subsidiaries. In the opinion of the Board of Directors and as "independent" is defined under the standards of the National Association of Securities Dealers, these directors are independent of management and free of any relationships that would interfere with their exercise of independent judgement as members of the Audit Committee. The Audit Committee met on eight occasions during 2000.

     The Compensation Committee is presently comprised of Melvin Sharoky, M.D. and Lawrence J. DuBow. The Compensation Committee reviews and approves the compensation of Andrx Corporation's executive officers and administers Andrx Corporation's 1993 Stock Incentive Plan, as amended (the "1993 Plan") and Andrx Corporation's 2000 Stock Option Plan (the "2000 Plan," and with the 1993 Plan, the "Option Plans"). The Compensation Committee met on four occasions during 2000 and took action by written consent on three occasions.

     The Executive Committee is presently comprised of Alan P. Cohen, Elliot F. Hahn, Ph.D. and Chih-Ming J. Chen, Ph.D. The Executive Committee informally consults from time to time concerning industry trends, the direction of Andrx Corporation, potential collaborations, and other potential opportunities. The Executive Committee had no formal meetings during 2000.

Report of the Audit Committee of the Board Of Directors

     The Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with Andrx Corporation's management.

     2. The Audit Committee has discussed with Arthur Andersen LLP, Andrx Corporation's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

     3. The Audit Committee has received the written disclosures and the letter from Arthur Andresen LLP required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and has discussed with Arthur Andersen LLP their independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Andrx Corporation, and the Board of Directors has approved, that the audited financial statements be included in Andrx Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     /s/ Tamara A. Baum

     /s/ Irwin C. Gerson

     /s/ Michael A. Schwartz, Ph.D.


                           AUDIT AND NON-AUDIT FEES

     For the fiscal year ended December 31, 2000, fees for services provided by Arthur Andersen LLP were as follows:

     A. Audit Fees. Audit fees billed by Arthur Andersen LLP with respect to the fiscal 2000 audit and reviews were $395,000.

     B. Financial Information Systems Design Implementation Fees. No services were performed by, or fees incurred to, Arthur Andersen LLP in connection with financial information design and implementation projects for 2000.

     C. All Other Fees. All other fees billed by Arthur Andersen LLP with respect to fiscal 2000 were $1,228,000.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning compensation for the years ended December 31, 2000, 1999, and 1998 received by the Chief Executive Officer (the "CEO"), and the four most highly compensated other executive officers whose annual salary and bonus exceeded $100,000 for 2000 (together with the CEO, the "Named Executive Officers").

                                                                                                        Long Term
                                                         Annual Compensation                          Compensation
                                     ---------------------------------------------------------       ---------------
                                                                                                       Securities
                                       Fiscal                                   Other Annual           Underlying
    Name and Principal Position        Year       Salary($)     Bonus($)      Compensation($)        Options(#)(1)
------------------------------------ -----------  -----------  ------------  -----------------       ---------------
Alan P. Cohen                           2000        $348,400      $150,000         $   16,800  (2)        300,000
 Co-Chairman and                        1999         264,500       150,000             18,300  (2)             --
 Chief Executive Officer                1998         241,200        50,000             17,300  (3)        100,000

Chih-Ming J. Chen Ph.D.                 2000         348,400       150,000             14,800  (2)        300,000
 Co-Chairman and Chief                  1999         264,500       150,000             18,300  (2)             --
 Scientific Officer                     1998         241,200        50,000             31,900  (3)(4)     100,000

Elliot F. Hahn Ph.D.                    2000         294,400       100,000          1,953,100  (5)        100,000
 President                              1999         264,500       100,000             17,000  (5)             --
                                        1998         241,200        50,000             18,800  (3)        100,000

Scott Lodin                             2000         249,000       100,000          4,431,100  (6)(7)      24,000
 Executive Vice President,              1999         199,600        50,000            563,200  (6)(7)     108,000
 General Counsel and Secretary          1998         178,000        40,000             12,200  (7)         24,000

Angelo C. Malahias                      2000         199,400        75,000          2,364,600  (8)         40,000
 Vice President and                     1999         169,700        50,000            207,900  (8)         48,000
 Chief Financial Officer                1998         154,900        32,500            276,700  (8)         24,000

__________________
(1) Represents options to purchase shares of Andrx common stock granted to the Named Executive Officers.
(2) Represents an automobile allowance, premiums for a $1 million life insurance policy (the beneficiary of which is designated by the Named Executive Officer), certain medical expense reimbursements other than Dr. Chen in 2000 and health insurance premium reimbursements.
(3) Represents an automobile allowance, premiums for a $1 million life insurance policy (the beneficiary of which is designated by the Named Executive Officer) other than Dr. Hahn, certain medical expense reimbursements and health insurance premium reimbursements and the premiums for a disability policy (other than for Mr. Cohen), the beneficiary of which is designated by the Named Executive Officer.
(4) Includes compensation of $11,700 for taxes resulting from the forgiveness of an interest bearing loan made by Andrx to Dr. Chen.
(5) Includes an automobile allowance, certain medical expense reimbursements and health insurance premium reimbursements and in 2000 the gain resulting from the exercise of options to purchase 27,000 shares of Andrx common stock with an exercise price of $6.82 per share.
(6) Represents the gain resulting from the exercise of options in 2000 to purchase 49,500 and 40,000 shares of Andrx common stock with exercise prices of approximately $2.00 and $1.80, respectively, and in 1999, 16,000 shares of Andrx common stock with an exercise price of $2.00 per share.
(7) Represents health insurance premium reimbursements, group term life insurance benefits and an automobile allowance.
(8) Represents health insurance premium reimbursements, group term life insurance benefits and in 2000 an automobile allowance. For 2000, 1999 and 1998 includes the gain resulting from exercises of options to purchase 27,500, 6,000 and 40,000 shares of Andrx common stock, respectively, with an exercise price of $2.75 per share. For 2000, also includes the gain resulting from the exercise of options to purchase 15,000 shares of Andrx common stock with an exercise price of approximately $2.74 per share.

Employment And Severance Agreements

     Andrx is not a party to any employment agreement or severance agreements with any of the Named Executive Officers.

Option Grants In Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options of Andrx common stock made during 2000 to any of the Named Executive Officers. There were no grants of Cybear common stock options during 2000 to any of the Named Executive Officers.

                                                                                                       Potential Realizable
                            Number of       % of Total                                                   Value of Assumed
                           Securities         Options                                                    Annual Rates of
                           Underlying         Granted        Exercise or                             Stock Price Appreciation
                            Options       to Employees In     Base Price                               for Option Terms(1)
 Name                      Granted (#)      Fiscal Year         ($/Sh)        Expiration Date                  ($)
-------------------        -----------    ---------------    -----------     -----------------    -----------------------------
                                                                                                     5%                   10%
                                                                                                  -----------------------------
 Alan P. Cohen
 ....(Andrx common stock)     300,000                17.0         $62.38     December 15, 2010     $11,768,200      $29,822,900


 Chih-Ming J. Chen, Ph.D.
 ....(Andrx common stock)     300,000                17.0          62.38     December 15, 2010      11,768,200       29,822,900

 Elliot F. Hahn
 ....(Andrx common stock)     100,000                 5.7          62.38     December 15, 2010       3,922,700        9,941,000

 Scott Lodin
 ....(Andrx common stock)      24,000                 1.4          62.38     December 15, 2010         941,500        2,385,800

 Angelo C. Malahias
 ....(Andrx common stock)      40,000                 2.3          62.38     December 15, 2010       1,569,100        3,976,400

     ________________________
     (1) Based upon the exercise price, which was equal to the fair market value on the date of grant, and annual appreciation at the assumed rates stated on such price through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term. These amounts have been determined on the basis of assumed rates of appreciation mandated by the Commission and do not represent Andrx Corporation's estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, as well as being dependent upon the general performance of the common stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes. Based on the Nasdaq closing price of Andrx common stock of $57.88 on December 31, 2000.

     Stock Options Held At End Of 2000

          The following table indicates the number of shares acquired and value realized from the exercise of options and the total number and value of exercisable and unexercisable stock options of Andrx common stock and Cybear common stock, respectively, held by each of the Named Executive Officers as of December 31, 2000:

                                                                     Number of Securities
                                                                    Underlying Unexercised             Value of Unexercised
                                                                          Options at                   In-The-Money Options
                                                                      Fiscal Year-End(#)               at Fiscal Year-End(1)
                                                                  --------------------------    -----------------------------------
                                  Shares Acquired      Value
Name                               On Exercise(#)   Realized ($)  Exercisable  Unexercisable    Exercisable ($)  Unexercisable  ($)
--------------------              ----------------  ------------  -----------  -------------    ---------------  ------------------
Alan P. Cohen
 ....(Andrx common stock)                       --   $        --       100,000        300,000       $ 5,106,500   $              --
 ....(Cybear common stock)                      --            --        37,005             --                --                  --

Chih-Ming J. Chen, Ph.D.
 ....(Andrx common stock)                       --            --       900,000        300,000        50,115,900                  --
 ....(Cybear common stock)                      --            --       134,100             --                --                  --

Elliot F. Hahn, Ph.D.
 ....(Andrx common stock)                   27,000     1,937,200        73,000        100,000         3,727,700                  --
 ....(Cybear common stock)                      --            --        14,900             --                --                  --

Scott Lodin
 ....(Andrx common stock)                   89,500     4,420,700       132,500        138,000         7,177,100           4,753,600
 ....(Cybear common stock)                      --            --        43,710         16,986                --                  --

Angelo C. Malahias
 ....(Andrx common stock)                   42,500     2,354,500        87,500        126,000         4,655,000           4,042,400
 ....(Cybear common stock)                      --            --        37,377         12,814                --                  --

     ___________________________
     (1) Based on the Nasdaq closing price of $57.88 share for Andrx common stock and $0.38 for Cybear common stock on December 31, 2000, respectively.

 Director Compensation

     Non-employee directors receive $5,000 for each regularly scheduled quarterly meeting they attend and a lesser amount for other participation (including attendance at committee meetings or other special meetings of the Board of Directors).

     Prior to June 1, 1999, non-employee directors received annual grants of stock options of Andrx common stock. Since that time, all stock option grants to non-employee directors are made at the discretion of the Compensation Committee. All options granted to non-employee directors are granted at fair market value on the date of the grant and expire ten years from the date of the grant. During 2000, Lawrence J. DuBow, Irwin C. Gerson and Michael Schwartz, Ph.D., were granted options to purchase 15,000 shares of Andrx common stock at a price of $58.50 and 2,235 shares of Cybear common stock at a price of $3.00 (as adjusted to give effect to the Reorganization).

Indemnification Agreements

     Andrx Corporation has entered into an indemnification agreement with each of its directors and executive officers. Each indemnification agreement provides that Andrx Corporation will indemnify such person against certain liabilities (including settlements) and expenses actually and reasonably incurred by him or her in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of Andrx Corporation) to which he or she is, or is threatened to be, made a party by reason of his or her status as a director, officer or agent of Andrx Corporation, provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Andrx Corporation and, with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of Andrx Corporation, a director or executive officer will also be indemnified, to the extent not prohibited by applicable law, against expenses and amounts paid in settlement, and certain liabilities if so determined by a court of competent jurisdiction, actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Andrx Corporation.

Compensation Committee Interlocks And Insider Participation

     There were no compensation committee interlocks and insider participation in executive compensation decisions during 2000.

Compensation Committee Report on Executive Compensation

     Under rules established by the Commission, Andrx Corporation is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Andrx Corporation's executive officers (including the Named Executive Officers) during the past fiscal year. The report of Andrx Corporation's Compensation Committee is set forth below.

     Compensation Philosophy

     The three principal components of Andrx Corporation's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of Andrx Corporation's goals and performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. This alignment is amplified by the extensive holdings by management of Andrx Corporation's Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of Andrx Corporation, the performance of the executive, and the responsibilities assumed by the executive.

     The Compensation Committee intends to annually review Andrx Corporation's existing management compensation programs and plans (i) to meet with the CEO to attempt to review the results obtained during the year by members of senior management and/or Andrx Corporation, and (ii) to consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee.

     Executive Officer Compensation

     The 2000 base salary, bonus and stock options for Andrx Corporation's executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Andrx Corporation's goals and individual performance during 2000, compensation levels at competitive similarly situated publicly held companies and Andrx Corporation's historical compensation levels. Although Andrx Corporation performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Andrx Corporation performance.

     Stock Options

     Andrx Corporation maintains the Option Plans which are designed to attract and retain executive officers, directors and other employees of Andrx Corporation and to reward them for delivering long-term value to Andrx Corporation.

                                    /s/  Laurence J. DuBow
                                    /s/  Melvin Sharoky, M.D.

                                    Joined by its former members:
                                    /s/  Irwin C. Gerson and
                                    /s/  Michael A. Schwartz, Ph.D.

                    PERFORMANCE GRAPH OF ANDRX COMMON STOCK

     The following graph compares the cumulative total stockholder return on the Andrx common stock with the cumulative total stockholder return on the Nasdaq-US Index and The S&P Pharmaceutical Preparations Industry Index commencing on June 14, 1996 (the first day the Andrx common stock began trading on Nasdaq) and ending December 31, 2000.


















                    Comparison of Cumulative Total Return*
         Among Andrx common stock, The S&P Pharmaceutical Preparations
                     Industry Index and Nasdaq--U.S. Index

                                                                               December 31,
                                            -------------------------------------------------------------------------------------
                               June 14,
                                 1996            1996            1997              1998              1999              2000
                            -------------   --------------   -------------     -------------     -------------     ------------
Andrx common stock.....         $ 100          $134.42          $285.42           $427.08           $705.33          $1,929.17
SIC Code Index.........           100           113.21           164.49            233.31            209.90             277.55
Nasdaq Market Index....           100           102.89           125.86            177.52            313.09             196.79

____________
* Assumes that $100 was invested on June 14, 1996 in Andrx common stock, in the S&P Pharmaceutical Preparations Industry Index, or Nasdaq Market Index, and that all dividends are reinvested.

                   PERFORMANCE GRAPH OF CYBEAR COMMON STOCK

     The following graph compares the cumulative quarterly total stockholder return on the Cybear common stock with the cumulative quarterly total stockholder return on the Nasdaq-US Index and The S&P Pharmaceutical Preparations Industry Index commencing on January 28, 1999 and ending
December 31, 2000. Cybear Inc. common stock was publicly traded from January 28, 1999 until September 6, 2000. Upon completion of the reorganization, Cybear common stock commenced public trading on September 7, 2000.


















                    Comparison of Cumulative Total Return*
        Among Cybear common stock, The S&P Pharmaceutical Preparations
                     Industry Index and Nasdaq--U.S. Index


                               Jan. 28,   Mar. 31,    June 30,   Sept. 30,   Dec. 31,   Mar. 31,   June 30,   Sept. 30,   Dec. 31,
                                 1999       1999        1999        1999       1999       2000       2000        2000       2000
                              ---------  ---------   ---------  ----------  ---------  ---------  ---------  ----------  ---------
Andrx common stock......        $ 100     $ 188.24   $ 81.99     $ 49.08    $ 40.07    $ 29.41    $ 15.81     $  7.72    $  2.21
SIC Code Index.....               100       102.94     96.48       89.14      92.20      94.62     113.65      113.81     121.95
Nasdaq Market Index....           100        98.18    106.83      108.57     160.35     182.45     156.92      144.81      97.31

     ____________


     * Assumes that $100 was invested on January 28, 1999 in Cybear Inc. common stock, in the S&P Pharmaceutical Preparations Industry Index, or Nasdaq Market Index, and that all dividends are reinvested.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Andrx Corporation is party to a royalty agreement with Dr. Chih-Ming Chen, which provides for royalties to Dr. Chen upon the sale of Andrx's bioequivalent version of Cardizem CD, for which Andrx received final approval in July 1998 from the Food and Drug Administration. In August 1998, Andrx amended that royalty agreement to account for the various contingencies presented by the Cardizem CD Stipulation. Royalties paid to Dr. Chen of $5.0 million for the year ended December 31, 2000 were based on 3.33% of the net sales of Cartia XT and interim and final Cardizem CD Stipulation fees. Such royalties are included in selling, general, and administrative expenses in the Andrx Corporation Consolidated Statement of Income. Andrx is no longer attempting to develop any other products included in Dr. Chen's royalty agreement, as the referenced brand product is no longer being marketed.

            PROPOSAL TO AMEND THE ANDRX CORPORATION CERTIFICATE OF
                 INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
                            FOR CYBEAR COMMON STOCK

Summary

     On April 10, 2001, the Board of Directors approved by unanimous vote, and recommended that the stockholders approve, a proposed amendment (the "Reverse Stock Split Amendment") to Andrx Corporation's Certificate of Incorporation that will give the Board of Directors the discretion to effect (or, alternatively, to abandon) a reverse split of its Cybear common stock (the "Reverse Stock Split") at any time prior to July 31, 2001. The form of the proposed Reverse Stock Split Amendment is attached hereto as Appendix B. Under the terms of the Reverse Stock Split, Andrx Corporation would issue one new share of Cybear common stock in exchange for not more than five, and not less than two, outstanding shares of Cybear common stock. The exact ratio will be determined by the Board of Directors and determined in the best interests of the stockholders of Cybear common stock. If implemented, the Reverse Stock Split Amendment would be effective on such date as it is filed with the Delaware Secretary of State (the "Effective Date"), but on or before July 31, 2001.

     On the Effective Date, the Reverse Stock Split will result in the automatic conversion of between two and five shares (as determined in the manner described above) of issued and outstanding Cybear common stock into one share of Cybear common stock. Fractional shares of Cybear common stock will not be issued as a result of the Reverse Stock Split, but instead, Andrx Corporation may pay each holder of a fractional interest an amount in cash based on the average of the high and low sales prices of the Cybear common stock on the Effective Date. Except for adjustments that may result from the treatment of fractional shares as described above, each stockholder will hold the same percentage of Cybear common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The Reverse Stock Split will not alter the par value of the Cybear common stock or the number of shares authorized for issuance, but will simply reduce the number of shares of Cybear common stock issued and outstanding by the factor used to calculate the Reverse Stock Split.

     If the Reverse Stock Split proposal is approved by stockholders, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of Andrx Corporation and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split proposal by the stockholders of Andrx Corporation, the Board of Directors may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on the best interests of the stockholders of Andrx Corporation or certain other factors described herein.

Reasons for this proposal

     The primary purpose of the Reverse Stock Split is to reduce the outstanding shares of Cybear common stock so that the Cybear common stock outstanding after giving effect to the Reverse Stock Split is likely to trade at a higher price per share than a share of Cybear common stock outstanding before giving effect to the Reverse Stock Split. A higher trading price is needed to ensure that the Cybear common stock will remain eligible for listing on the Nasdaq National Market.

     In addition to meeting other requirements, the Cybear common stock must maintain a minimum bid price of $1.00 per share in order to remain eligible for continued listing on the Nasdaq National Market. On November 22, 2000, Nasdaq issued a warning letter to Andrx Corporation notifying Andrx Corporation that the Cybear common stock had failed to maintain a minimum bid price of $1.00 over the preceding 30 consecutive trading days. During those 30 days, Cybear common stock traded as low as $0.41 and as high as $0.85. That letter warned Andrx Corporation that the Cybear common stock could be delisted if Andrx Corporation did not return to compliance with the Nasdaq National Market listing guidelines on or before February 20, 2001. On February 16, 2001, Andrx Corporation notified Nasdaq of its intention to appeal Cybear common stock's delisting. On February 20, 2001, Nasdaq notified Andrx Corporation that the delisting hearing would take place on March 30, 2001. On April 25, 2001, as a response to the March 30, 2001 hearing, Nasdaq notified Andrx Corporation that it must file a proxy statement by June 15, 2001 notifying its stockholders of its intention to effectuate a reverse stock split of the Cybear common stock and that by July 31, 2001, the Cybear common stock must demonstrate a closing bid price of at least $1.00 per share and, immediately thereafter, a closing price of at least $1.00 per share for a minimum of ten consecutive trading days.

     Cybear common stock traded below $1.00 per share from September 8, 2000 to September 13, 2000 and has traded below $1.00 since October 9, 2000. The last reported sale price of Cybear common stock on June ______, 2001, was $0.___. Although management has been acting to increase the value of Cybear common stock, there can be no assurance that Cybear common stock will be able to trade above $1.00 per share without effecting the Reverse Stock Split. Andrx Corporation believes, but cannot assure its stockholders, that a Reverse Stock Split, in conjunction with its other business measures, will enable Cybear common stock to sustain trading above the $1.00 minimum bid price for the foreseeable future.

     Andrx Corporation expects, but cannot assure its stockholders, that a Reverse Stock Split will increase the chances that Cybear's common stock will trade above the $1.00 minimum bid price established by the Nasdaq National Market listing requirements.

     In the event that the Common Stock is delisted from the Nasdaq National Market, sales of Cybear common stock would likely be conducted only in the over-the-counter market or potentially in regional exchanges. This is not in the best interests of the stockholders of Andrx Corporation since it may have a negative impact on the liquidity and price of Cybear common stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of the Cybear common stock.

     Andrx Corporation believes that maintaining the listing of Cybear common stock on the Nasdaq National Market is in the best interests of Andrx Corporation and its stockholders. Inclusion in the Nasdaq National Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market listing may enhance Cybear's access to capital and increase Cybear's flexibility in responding to anticipated capital requirements. Andrx Corporation believes that prospective investors will view an investment in Cybear more favorably if its shares qualify for listing on the Nasdaq National Market.

     Andrx Corporation also believes that the current per share price level of Cybear common stock has reduced the effective marketability of the Cybear common stock because of the reluctance of many leading brokerage firms to maintain active analyst coverage of low-priced stocks or to recommend low-priced stocks to their clients. Some investors may view low-priced stocks as speculative and unattractive, although some other investors may be attracted to low-priced stocks because of the greater trading volatility sometimes associated with such securities. Moreover, because there are some institutional investors who are prohibited from holding, or choose not to hold, stocks with prices less than $5.00 per share, the current stock price may be limiting Cybear's stockholder base. Such a limited stockholder base may have the undesirable effect of artificially limiting the demand for the stock, thus depressing the stock price.

     Andrx Corporation believes that some brokerage houses may have policies and practices that tend to discourage individual brokers within those firms from dealing in low-priced stocks. Those policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Andrx Corporation also believes that, because brokerage commissions on low-priced stock may represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of Cybear common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher.

     For all of these reasons, management believes that the Reverse Stock Split is in the best interests of Andrx Corporation and the holders of Cybear common stock. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of Cybear common stock will not decrease to its pre-split levels or that the market capitalization of the Cybear common stock after the proposed Reverse Stock Split will not be less than market capitalization of the Cybear common stock before the proposed Reverse Stock Split.

Effect of this proposal

     Although Andrx Corporation expects to file the Reverse Stock Split Amendment by July 31, 2001, the actual timing of the filing will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to Andrx Corporation and the holders of Cybear common stock. Further, notwithstanding approval of this proposal by a majority of the Voting Power of the holders of Common Stock, the Board of Directors may elect not to file the Reverse Stock Split Amendment at all if it believes it is in the best interests of Andrx Corporation and its stockholders not to do so.

     After the Effective Date, each holder of Cybear common stock will own a reduced number of shares of Cybear common stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as the holder held prior to the Effective Date. The number of shares of Cybear common stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Cybear common stock, and the per share exercise or conversion prices thereof, will be adjusted appropriately for the Reverse Stock Split in accordance with their terms as of the Effective Date. In addition, the appropriate adjustments under the terms of the Option Plans will be made as of the Effective Date to the number and price of shares that may be purchased under the Option Plans to give effect to the Reverse Stock Split.

     The Reverse Stock Split may result in some holders of Cybear common stock owning "odd lots" of less than 100 shares of Cybear common stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     Based on the ______________ shares of Cybear common stock outstanding as the Record Date, the approximate number of shares of Cybear common stock that would be outstanding as a result of the Reverse Stock Split using the following examples of exchange ratios are as follows (without giving effect to the cash out of fractional shares):

     Exchange Ratio            Cybear common stock outstanding
     --------------            -------------------------------

     1-for-2
     1-for 3
     1-for-4
     1-for-5

     The Reverse Stock Split will affect all holders of Cybear common stock equally and will not affect any proportionate equity interest in the Cybear common stock (except with respect to adjustments for fractional interests). None of the rights currently accruing to holders of Cybear common stock, options or warrants to purchase Cybear common stock will be affected by the Reverse Stock Split. The Cybear common stock will otherwise be identical to the outstanding Cybear common stock immediately prior to the Effective Date.

Exchange of stock certificates; no fractional shares

     The combination and reclassification of shares of Cybear common stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of the holders of Cybear common stock and without regard to the date on which certificates evidencing shares of Cybear common stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, shares of Cybear common stock will be converted and reclassified into one share of post-split Cybear common stock.

     For example, if a 1-for-2 Reverse Stock Split is implemented, a holder of 1,000 shares of Cybear common stock immediately prior to the Effective Date would hold 500 shares after the Effective Date. Alternatively, if a 1-for-5 Reverse Stock Split is implemented, a holder of 1,000 shares of Cybear common stock immediately prior to the Effective Date would hold 200 shares of Cybear common stock after the Effective Date. Fractional shares of Cybear common stock will not be issued as a result of the Reverse Stock Split, but instead, Andrx Corporation may pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Cybear common stock, to be used in forwarding such holder's Cybear common stock certificates for surrender and exchange for certificates evidencing the number of shares of Cybear common stock such holder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each holder of Cybear common stock should surrender the certificates evidencing shares of Cybear common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Cybear common stock that such holder holds as a result of the Reverse Stock Split. Holders of Cybear common stock will not be required to pay any transfer fee or other fee in connection with the exchange of certificates.

     Andrx Corporation estimates that its aggregate expenses relating to the Reverse Stock Split will not be material.

No Appraisal Rights

     In connection with the Reverse Stock Split, no appraisal rights are provided to dissenting stockholders under the laws of the State of Delaware, the jurisdiction in which Andrx Corporation is incorporated, or under Andrx Corporation's Certificate of Incorporation. Stockholders who attend the Annual Meeting and are opposed to the Reverse Stock Split should either vote against the proposed transaction or abstain from voting in order to preserve any rights they may have under Delaware law to challenge or enjoin the proposed Reverse Stock Split.

HOLDERS OF CYBEAR COMMON STOCK SHOULD NOT SUBMIT THEIR CYBEAR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM ANDRX CORPORATION.

     As of the Effective Date, each certificate representing shares of Cybear common stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of Cybear common stock into which the shares of Cybear common stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

Federal income tax consequences

     The following discussion generally describes certain United States federal income tax consequences of the proposed Reverse Stock Split to holders of Cybear common stock. This discussion is limited to United States persons who hold their Cybear common stock as capital stock. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed Reverse Stock Split. The actual consequences for each holder of Cybear common stock will be governed by the specific facts and circumstances pertaining to such holders' acquisition and ownership of the Cybear common stock. Thus, Andrx Corporation makes no representations concerning the tax consequences for any holder of Cybear common stock and recommends that each holder of Cybear common stock consult with their own individual tax advisor concerning the tax consequences of the Reverse Stock Split, including federal, state and local, or other income tax.

     Andrx Corporation has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. However, Andrx Corporation believes that, because the Reverse Stock Split is not part of a plan to periodically increase the proportionate interest of a holder of Cybear common stock in the assets or earnings and profits of Andrx Corporation, the proposed Reverse Stock Split will have the following income tax effects:

1. A holder of Cybear common stock will not recognize taxable gain or loss as a result of the Reverse Stock Split, except to the extent a holder of Cybear common stock receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of post-split Cybear common stock should be treated as if the fractional share were issued to the holder of Cybear common stock and then redeemed by Andrx Corporation for cash. Generally, a holder of Cybear common stock receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received by the holder and the holder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

2. In the aggregate, the basis to a holder of Cybear common stock in post-split Cybear common stock will equal such stockholder's basis in the shares of pre-split Cybear common stock exchanged therefor (but not including the basis allocated to a fractional share for which the holder of Cybear common stock is entitled to receive cash), and such holding period to the holder of Cybear common stock for post-split Cybear common stock will include the holding period for pre-split Cybear common stock exchanged therefor.

3. The proposed Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and Andrx Corporation will not recognize any gain or loss as a result of the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE STOCK
SPLIT.

                    PROPOSAL TO ADOPT THE ANDRX CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has approved and is proposing for stockholder approval the Andrx Corporation Employee Stock Purchase Plan (the "Employee Purchase Plan"). The purpose of the Employee Purchase Plan is to enable eligible employees of Andrx Corporation or any of its subsidiaries, through payroll deductions, to purchase shares of either Andrx common stock or Cybear common stock and thus to encourage shares ownership by employees of Andrx Corporation and to encourage the continued employment of employees of Andrx Corporation. The statements in this Proxy Statement concerning the terms and provisions of the Employee Purchase Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Employee Purchase Plan, which is attached hereto as Appendix C.

EMPLOYEE PURCHASE PLAN DESCRIPTION

     Under the Employee Purchase Plan, 400,000 shares of Common Stock are available for purchase by eligible employees of Andrx Corporation or any of its subsidiaries. The Employee Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by Andrx Corporation to purchase shares of Common Stock of Andrx Corporation. In the event there is any increase or decrease in the shares of Common Stock without receipt of consideration by Andrx Corporation (for instance, by a recapitalization or share split), there may be a proportionate adjustment to the number and kinds of shares of Andrx Corporation that may be purchased under the Employee Purchase Plan.

     Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. Offering Periods will be 24 months or such other period set by Andrx Corporation. Offering Periods are the periods during which shares of Common Stock are purchased. Within an Offering Period there will be four or more Purchase Periods. Generally, Purchase Periods will be six months. Payroll deductions and other payments will be accumulated during a Purchase Period and purchases of shares will occur at the end of each Purchase Period (from the amounts accumulated during that Purchase Period).

     The purchase price for each share (the "Purchase Price") will be set by Andrx Corporation's Board of Directors, or by the Compensation Committee; provided that in no event shall the Purchase Price be less than the lesser of 85% of the fair market value of the Common Stock (i) on the first trading day of such Purchase Period or (ii) on the last day of the applicable Purchase Period, whichever is lower.

     The Employee Purchase Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Employee Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Purchase Plan, all of which determinations will be final and binding.

     Any employee of Andrx Corporation or subsidiary may participate in the Employee Purchase Plan, except the following, who are ineligible to participate:
(a) an employee who has been employed by Andrx Corporation or a subsidiary for less than three months as of the beginning of the Offering Period; (b) an employee whose customary employment is for less than nine months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Employee Purchase Plan, would own shares (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined Voting Power of all classes of shares of Andrx Corporation. An employee must be employed on the last day of the Purchase Period in order to acquire shares for that Purchase Period under the Employee Purchase Plan unless the employee has retired, died, become disabled, been laid off or is on an approved leave of absence.

     An eligible employee may become a participant in the Employee Purchase Plan by completing an election to participate in the Employee Purchase Plan authorizing Andrx Corporation to have deductions made from pay on each pay day following enrollment in the Employee Purchase Plan. The deductions or contributions will be credited to the employee's account under the Employee Purchase Plan. An employee may not change his or her percentage of payroll deduction or contribution for any Purchase Period during an Offering Period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Purchase Plan (as described below). A participating employee may terminate payroll deductions or contributions at any time.

     No employee may purchase Common Stock in any calendar year under the Employee Purchase Plan and all other "employee shares purchase plans" of Andrx Corporation and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Purchase Period.

     On the last trading day of each Purchase Period within an Offering Period, a participating employee will be credited with the number of whole shares of Common Stock purchased under the Employee Purchase Plan for such period. The shares of Common Stock purchased under the Employee Purchase Plan will be held in the custody of an agent designated by Andrx Corporation (the "Agent"). The Agent may hold the shares of Common Stock purchased under the Employee Purchase Plan in share certificates in nominee names and may commingle shares held in its custody in a single account or shares certificate, without identification as to individual employees. An employee may, however, instruct the Agent to have all or part of such shares reissued in the employee's own name and have the shares certificate delivered to the employee.

     A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Purchase Plan will be terminated, if: (a) the employee elects to terminate participation by delivering a written notice to that effect to Andrx Corporation; (b) the employee ceases to be employed by Andrx Corporation or a participating affiliate except on account of death, disability, retirement, lay-off or authorized leave of absence; (c) the Board of Directors elects to terminate the Employee Purchase Plan; or (d) the employee ceases to be eligible to participate in the Employee Purchase Plan. If a participating employee terminates employment on account of death, disability, retirement, lay-off or authorized leave of absence, the participating employee will have the following alternatives: (a) refund of all monies in his or her account or (b) purchase of shares of Common Stock on the last day of the Purchase Period during which termination occurs with the amounts then accumulated in his or her account.

     No participating employee may assign his or her rights to purchase shares of Common Stock under the Employee Purchase Plan, whether voluntarily, by operation of law or otherwise.

     The Board of Directors may, at any time, amend the Employee Purchase Plan in any respect; provided, however, that without approval of a majority of the Voting Power of Andrx Corporation's stockholders no amendment shall be made (a) increasing the number of shares of Common Stock that may be made available for purchase under the Employee Purchase Plan, or (b) changing the eligibility requirements for participating in the Employee Purchase Plan.

     The Board of Directors may terminate the Employee Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) ten years after adoption of the Employee

Purchase Plan by the Board of Directors and (ii) such time as all shares of Common Stock that may be made available for purchase under the Employee Purchase Plan have been issued.

Federal Income Tax Effects

     If a participant acquires shares of Common Stock under the Employee Purchase Plan, no income will result to such participant, and Andrx Corporation will be allowed no deduction as a result of such purchase, if certain conditions are met. The principal condition which must be satisfied is that the participant does not dispose of the shares of Common Stock within two years after the first day of the applicable Offering Period or one year after purchase of the shares of Common Stock. If the employee disposes of the shares of Common Stock acquired pursuant to the Employee Purchase Plan after the statutory holding period has expired, gain on the sale is capital gain except to the extent of ordinary (compensation) income determined as described below. If the employee disposes of the shares of Common Stock before the expiration of the statutory holding period, the employee must recognize as ordinary (compensation) income the difference between the share's fair market value and the purchase price.

     An employee disposing of shares after expiration of the statutory holding period (or who dies) must include in ordinary (compensation) income at the time of sale or other taxable disposition of the shares acquired under the Employee Purchase Plan, or upon the employee's death while still holding the shares, the lesser of: (1) the Purchase Price discount from the fair market value of the shares at the beginning of the Offering Period; or (2) the amount, if any, by which the share's fair market value at the time of such disposition or death exceeds the purchase price paid.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent certified public accountants, served as Andrx Corporation's independent certified public accountants for 2000. The Board of Directors has selected Arthur Andersen LLP as Andrx Corporation's independent certified public accountants for the current fiscal year ending December 31, 2001. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                 INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Commission, a stockholder intending to present a proposal to be included in Andrx Corporation's proxy statement for Andrx Corporation's 2002 Annual Meeting of Stockholders must deliver a proposal in writing to Andrx Corporation's principal executive office no later than February 25, 2002.

     Stockholder proposals intended to be presented at, but not included in Andrx Corporation's proxy materials for, that meeting must be received by Andrx Corporation no later than May 11, 2002, at its principal executive offices; otherwise, such proposals will be subject to the grant of discretionary authority contained in Andrx Corporation's form of proxy to vote on them.


                                    By Order of the Board of Directors


                                    Scott Lodin, Secretary
Fort Lauderdale, Florida
June 25, 2001

                                                                      Appendix A
                                                                      ----------

                      Andrx Corporation and Subsidiaries
                            Audit Committee Charter

The primary function of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee will:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the board of directors.

2.  Review and update the Committee's charter annually.

3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit.

5. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

6. Inquire of management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

7. Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the director of internal auditing and the independent accountant the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the director of internal auditing:

     a. The adequacy of the Company's internal controls including computerized information system controls and security.

     b. Any related significant findings and recommendations of the independent accountant and internal auditing, together with management's responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

     a.  The Company's annual financial statements and related footnotes.

     b. The independent accountant's audit of the financial statements and their report thereon.

     c. Any significant changes required in the independent accountant's audit plan.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12.  Consider and review with management and the director of internal auditing:

     a. Significant findings during the year and management's responses thereto.

     b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     c.  Any changes required in the planned scope of their audit plan.

     d.  The internal auditing department budgeting and staffing.

13. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

14. Review with the director of internal auditing and the independent accountant the results of their review of the Company's monitoring compliance with the Company's code of conduct.

15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

16. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

17. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

18. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

19. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigations.

20. The committee shall meet at least two (2) times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

21. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

The membership of the Audit Committee shall consist of at least three (3) independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairperson shall be designated by the full Board of Directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the Board of Directors.

                                  APPENDIX B
                                  ----------


                           CERTIFICATE OF AMENDMENT
                                      TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               ANDRX CORPORATION


     Andrx Corporation, a Delaware corporation (the "Corporation"), pursuant to
Section 242 of the Delaware General Corporation Law, hereby files this Certificate of Amendment to its Amended and Restated Certificate of
Incorporation:

          1.   The name of the corporation (the "Corporation") is Andrx
Corporation.

          2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following to the end of Article IV as follows:

          REVERSE STOCK SPLIT OF CYBEAR STOCK

          "Upon filing of this Certificate of Amendment to Article IV, each ____ shares of Cybear Stock of the Corporation then issued and outstanding automatically shall be combined into one (1) share of Cybear Stock of the Corporation. There shall be no fractional shares issued. Each holder of Cybear Stock who otherwise would be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which such holder would otherwise be entitled to receive multiplied by the closing price of the Cybear Stock as reported on the Nasdaq National Market on the last trading day prior to the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, or such other price as may be determined by the Board of Directors of the Corporation."

          3. The foregoing amendment to the Amended and Restated Certificate of Incorporation was adopted by the Board of Directors on __________, 2001, and at the annual meeting of stockholders on July 30, 2001, by a sufficient number of votes for the amendment to be approved in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the ______ day of _______, 2001.


                                    ____________________________________________
                                    Scott Lodin, Executive Vice President,
                                    General Counsel and Secretary

                                                                      Appendix C
                                                                      ----------
                        ________________________________

                               ANDRX CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                        ________________________________

     The Board of Directors of Andrx Corporation, a Delaware corporation (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of either the Company's Andrx Group common stock, par value $0.001 per share (the "Andrx common stock"), or the Company's Cybear Group common stock, par value $0.001 per share (the "Cybear common stock," and together with the Andrx common stock, the "Common Stock"). The Plan is for the benefit of the employees of Andrx Corporation and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.  SHARES SUBJECT TO THE PLAN.

    Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 400,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

2.  ADMINISTRATION.

    The Plan shall be administered by the Board or by a Committee appointed by the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.  INTERPRETATION.

    It is intended that the Plan will meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.  ELIGIBLE EMPLOYEES.

    Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of an Offering Period (as defined in Section 8 below); (b) an employee whose customary employment is for less than nine months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this Section 4, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee). The term "participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.  PARTICIPATION IN THE PLAN.

    An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the person designated on the form to receive such form for the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period.

6.  PAYROLL DEDUCTIONS.

    At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan in any whole percent amount, but in no event less than one percent (1%) nor more than fifteen percent (15%) (or such lower percentage as may be established by the Board or Committee), not to exceed $25,000 per year. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 20 below.

7.  INTEREST ON PAYROLL DEDUCTIONS.

    The Company and participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company may, but is not required to, credit interest on the balance of the employees' accounts during the Offering Period. If interest is credited to such accounts, the rate may be a fixed or variable rate determined by the Company.

8.  OFFERING AND PURCHASE PERIODS.

    The periods during which the shares of Common Stock may be purchased (the "Offering Period") will be 24 months or such other period as is determined by the Committee. Within the Offering Period, there will be four or more "Purchase Periods." Purchase Periods are the time periods determined by the Committee at the end of which the shares of Common Stock may be purchased by the employees based on the salary deductions of such periods. The initial Offering Period shall commence on the date determined by the Committee and end on a date determined by the Committee, and every Offering Period thereafter, shall commence immediately after the prior Offering Period ends and shall be a 24-month period until changed by the Committee. The initial Purchase Period shall commence on the first day of the Offering Period and end on at the end of the sixth month from the commencement of the Purchase Period until changed by the Committee, and every Purchase Period thereafter, shall commence immediately after the prior Purchase Period ends and shall be a six month period until changed by the Committee.

9.  RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

    Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period.
The purchase price of each share of Common Stock (the "Purchase Price") shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Purchase Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above or the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation system, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith.

10. TIMING OF PURCHASE; PURCHASE LIMITATION.

    Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Purchase Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 25 below.

11.  ISSUANCE OF STOCK CERTIFICATES.

     As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Committee. The Agent may hold the shares purchased under the Plan in stock certificates, in nominee names and may commingle shares held in its custody in a single account or stock certificates without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice, instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.

12.  WITHHOLDING OF TAXES.

     To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the payroll department of the Company in writing of such transfer.

13.  ACCOUNT STATEMENTS.

     The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases shares of Common Stock under the Plan, but no more frequently than quarterly, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Purchase Period.

14.  PARTICIPATION ADJUSTMENT.

     If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

15.  CHANGES IN ELECTIONS TO PURCHASE.

     (a) A participating employee may, at any time prior to the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

               (i) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

              (ii) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

     (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

16.  TERMINATION OF EMPLOYMENT.

     In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by death or retirement (under Section 17 below) prior to the last day of the Purchase Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

17.  RETIREMENT.

     In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, the participating employee may elect, within 30 days after the date of such retirement, one of the following alternatives:

     (a) To make up any deficiency in the employee's account resulting from the termination of payroll deductions by an immediate cash payment;

     (b) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

     (c) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

     In the event the participating employee does not make an election within the aforesaid 30-day period, he or she will be deemed to have elected subsection
(c) above.

18.  LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

     Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

     If such employee returns to active service prior to the last day of the Purchase Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's payroll department within 10 days after the employee's return to active service, but not later than the last day of the Purchase Period, elect:

     (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

     (b) To not make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

     (c) To withdraw the amount in the employee's account and terminate the employee's option to purchase.

     A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and
(c) of this Section 18.

     If any employee fails to deliver the required written notice within 10 business days after the employee's return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection (c) above.

     If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.

19.  DEATH.

     In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Purchase Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

     (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

     (b) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

     (c) To withdraw the amount in such employee's account and terminate such employee's option to purchase.

     In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.

20.  TERMINATION OF PARTICIPATION.

     A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21.  ASSIGNMENT.

     No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's designated beneficiary (pursuant to such procedures as the Committee establishes) or absent such designation to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.  APPLICATION OF FUNDS.

     All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees' accounts will not be segregated.

23.  NO RIGHT TO CONTINUED EMPLOYMENT.

     Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's

24.  AMENDMENT OF PLAN.

     The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan.

25.  EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

     The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the stockholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Company had approved the Plan on the effective date. If the stockholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to
Section 1 above have been issued.

26.  EFFECT OF CHANGES IN CAPITALIZATION.

     (a)  CHANGES IN COMMON STOCK.

     If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

     (b)  REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION.

     Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

     (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK.

     Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

     (d)  ADJUSTMENTS.

     Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

     (e)  NO LIMITATIONS ON COMPANY.

     The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.  GOVERNMENTAL REGULATION.

     The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28.  STOCKHOLDER RIGHTS.

     Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.  RULE 16B-3.

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.  PAYMENT OF PLAN EXPENSES.

     The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 11.

                               ANDRX CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS JULY 30, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               ANDRX CORPORATION


     The undersigned hereby appoints Alan P. Cohen and Elliot F. Hahn, Ph.D., as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Andrx Corporation-Andrx Group common stock, $0.001 par value per share and/or Andrx Corporation-Cybear Group common stock, $0.001 par value per share ("Cybear common stock"), held of record by the undersigned on June 20, 2001 at the Annual Meeting of Stockholders to be held on July 30, 2001 or any adjournment or adjournments thereof.

     Proposal 1.

     [_]  FOR ALL THE NOMINEES LISTED BELOW  [ ] WITHHOLD AUTHORITY
          (except as marked to the contrary below) to vote for all nominees listed below

          Elliot F. Hahn, Ph.D.
          Timothy E. Nolan
          Lawrence J. DuBow

     (INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)

     ---------------------------------------------------------------------------

     Proposal 2. Approval of proposal to amend Andrx Corporation's Certificate of Incorporation to effect a reverse stock split of Cybear common stock whereby Andrx Corporation will issue one new share of Cybear common stock in exchange for not less than two nor more than five shares of Cybear common stock.

          FOR [_]  AGAINST [_]  ABSTAIN [_]

     Proposal 3.  Approval of proposal to adopt the Employee Stock Purchase
Plan.

          FOR [_]  AGAINST [_]  ABSTAIN [_]

     Proposal 4. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for Andrx Corporation for the fiscal year ending December 31, 2001.

          FOR [_]  AGAINST [_]  ABSTAIN [_]

     In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3 and 4.

                                    Dated: _________________________ , 2001

                                    ______________________________________
                                              (Signature)
                                    ______________________________________
                                              (Signature)

                                    PLEASE SIGN HERE

                                    Please date this proxy and sign your name exactly as it appears hereon.

                                    Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

     PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.